SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A
--------------------------------------------------------------------------------


                                 Current Report


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                        November 10, 1997 (June 12, 1997)




                           IRON MOUNTAIN INCORPORATED
                           --------------------------
             (Exact Name of Registrant as Specified in its Charter)


                                    Delaware
                                    --------
         (State or Other Jurisdiction of Incorporation or Organization)


           0-27584                                      04-3107342
           -------                                      ----------
   (Commission file number)                 (I.R.S. Employer Identification No.)



                      745 Atlantic Avenue, Boston, MA 02111
                      -------------------------------------
          (Address of Principal Executive Offices, Including Zip Code)


                                 (617) 357-4455
                                 --------------
              (Registrant's Telephone Number, Including Area Code)

This Current Report on Form 8-K/A amends and restates, in its entirety, the Current Report on Form 8-K (date of report October 16, 1997), which was filed with the Securities and Exchange Commission on October 16, 1997. This Form 8-K/A also reports the acquisition of HIMSCORP, Inc. and Subsidiaries ("HIMSCORP") by Iron Mountain Incorporated (the "Registrant").

Item 2.  Acquisition or Disposition of Assets

HIMSCORP, Inc. and Subsidiaries

On October 31, 1997, the Registrant acquired all of the outstanding capital stock of HIMSCORP, the leading national provider of records management services for hospitals and other organizations in the healthcare industry. The acquisition, effective November 1, 1997, was structured as a tax free reorganization for total consideration, including transaction costs, of $98.8 million, including 1.2 million shares of Iron Mountain Common Stock ("Common Stock") preliminarily valued at $46.2 million and cash and assumed indebtedness of $52.6 million.

The cash consideration was financed primarily by a portion of the net proceeds from the sale of the Registrant's $250 million in aggregate principal amount of 8.75% Senior Subordinated Notes due 2009.

The assets acquired by the Registrant include primarily accounts receivable, office equipment, furniture and fixtures, motor vehicles, racking and shelving and intangible personal property regularly used in HIMSCORP's records management business. The Registrant intends to use the acquired property and equipment in the operation of its records management business.

Allegiance Business Archives, Ltd.

On October 1, 1997, as previously reported on the Form 8-K dated October 16, 1997, Iron Mountain Records Management, Inc. ("IMRM"), a wholly owned subsidiary of the Registrant, acquired all of the outstanding capital stock of Allegiance Business Archives, Ltd. ("Allegiance"), a New Jersey Corporation, for $8.8 million in cash, pursuant to a Stock Purchase and Sale Agreement dated July 29, 1997 among IMRM and the Stockholders of Allegiance Business Archives, Ltd.

The cash consideration was financed primarily by borrowings under the Registrant's $250 million revolving credit facility (the "Credit Facility") dated September 29, 1997, as amended, among the Registrant, various financial institutions and The Chase Manhattan Bank, as administrative agent for such lenders.

The assets acquired by the Registrant include primarily accounts receivable, office equipment, furniture and fixtures, motor vehicles, racking and shelving and intangible personal property regularly used in Allegiance's records management business. The Registrant intends to use the acquired property and equipment in the operation of its records management business.

Records Retention/FileSafe

On October 2, 1997, as previously reported on the Form 8-K dated October 16, 1997, IMRM purchased certain assets, including real property, and assumed certain liabilities of Records Retention/FileSafe ("FileSafe"), a California limited partnership, for $44.6 million in cash and assumed debt pursuant to an Asset Purchase and Sale Agreement dated August 20, 1997, among IMRM and FileSafe.

The cash consideration was financed primarily by borrowings under the Credit Facility.

The assets acquired by the Registrant include primarily real property, accounts receivable, office equipment, furniture and fixtures, motor vehicles, racking and shelving and intangible personal property regularly used in FileSafe's records management business. The Registrant intends to use the acquired property and equipment in the operation of its records management business.

Safesite Records Management Corporation

As previously reported on a Form 8-K/A dated August 26, 1997, Safesite Records Management Corporation ("Safesite"), a Delaware corporation, merged with and into Iron Mountain/Safesite, Inc., a wholly owned subsidiary of the Registrant, effective June 12, 1997, pursuant to an Agreement and Plan of Merger dated February 19, 1997, as amended, among the Registrant, Iron Mountain/Safesite, Inc. and Safesite. In addition, wholly owned subsidiaries of the Registrant also acquired certain real property from a trust for the benefit of the controlling stockholders of Safesite.

The total consideration paid by the Registrant, including transaction costs, was $70.6 million. The consideration consisted of 1.8 million shares of Common Stock and options to purchase Common Stock valued at $53.6 million and cash of $17.0 million financed primarily by borrowings under the Credit Facility.

Valuation of Common Stock

The Company has issued shares of Common Stock in connection with certain recent acquisitions including HIMSCORP and Safesite and will record such shares for financial reporting purposes at fair value. Because under the terms of the relevant acquisition agreements a portion of such shares are subject to resale restrictions, the Company is in the process of obtaining appraisals to determine the fair value of such shares. Pending the appraisals, the Company initially recorded the value of such shares based upon their market price at the time of closing. The Company anticipates that the appraised value of the restricted shares will be less than the initially recorded value for accounting purposes and expects to record corresponding decreases in equity, goodwill and goodwill amortization.

Item 7.  Financial Statements and Exhibits

(a)      Financial Statements of the Businesses Acquired:

         HIMSCORP, Inc. and Subsidiaries

                           The audited financial statements as of December 31, 1995 and 1996 and for the period from February 1, 1995 (commencement of operations) to December 31, 1995 and the year ended December 31, 1996 and the unaudited financial statements as of June 30, 1997 and for the six months ended June 30, 1996 and 1997 were previously reported on the Form 8-K dated October 30, 1997 and filed with the Securities and Exchange Commission on October 30, 1997.

         Allegiance Business Archives, Ltd.

                           The audited financial statements as of and for the year ended December 31, 1996 and the unaudited financial statements as of June 30, 1997 and for the six months ended June 30, 1996 and 1997 were previously reported on the Form 8-K dated October 30, 1997 and filed with the Securities and Exchange Commission on October 30, 1997.

         Records Retention/FileSafe

                           The audited financial statements as of and for the years ended December 31, 1995 and 1996 and the unaudited financial statements as of June 30, 1997 and for the six months ended June 30, 1996 and 1997 were previously reported on the Form 8-K dated October 30, 1997 and filed with the Securities and Exchange Commission on October 30, 1997.

         Safesite Records Management Corporation

                           The audited financial statements as of and for the year ended December 31, 1996 were previously reported in the Registrant's Registration Statement on Form S-4, as amended, filed with the Securities and Exchange Commission on April 4, 1997 (Reg. No. 333-24635). The unaudited financial statements as of March 31, 1997 and for the three months ended March 31, 1996 and 1997 were previously reported on the Form 8-K/A dated August 26, 1997 and filed with the Securities and Exchange Commission on August 26, 1997.

                                                                                                  Page
                                                                                                  ----

(b)      Pro Forma Financial Information:                                                           6
                           Pro Forma Condensed Consolidated Balance Sheet as of
                           June 30, 1997 (Unaudited)                                                7

                           Pro Forma Condensed Consolidated Statement of
                           Operations for the Six Months Ended June 30, 1997
                           (Unaudited)                                                              8

                           Pro Forma Condensed Consolidated Statement of
                           Operations for the Year Ended December 31, 1996
                           (Unaudited)                                                              9

                           Notes to the Pro Forma Condensed Consolidated
                           Financial Statements (Unaudited)                                     10-12

(c)      Exhibits

         Exhibit 2.1 The Agreement and Plan of Merger by and among Iron Mountain Incorporated, Iron Mountain/Safesite, Inc. and Safesite Records Management Corporation dated as of February 19, 1997, as amended, is incorporated by reference to the Registration Statement on Form S-4, as amended, filed with the Securities and Exchange Commission on April 4, 1997 (Reg. No. 333- 24635).

         Exhibit 2.2 The Agreement and Plan of Merger by and among Iron Mountain Incorporated, IM-3 Acquisition Corp. and HIMSCORP, Inc. dated as of September 17, 1997 and joinder to Agreement and Plan of Merger by and among said parties and Iron Mountain Records Management, Inc. dated as of October 31, 1997.

                           IRON MOUNTAIN INCORPORATED
         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


The following Unaudited Pro Forma Condensed Consolidated Balance Sheet has been prepared based on the unaudited historical condensed consolidated balance sheet of the Registrant as of June 30, 1997 and the unaudited historical condensed consolidated balance sheets as of June 30, 1997 of Allegiance, FileSafe and HIMSCORP (together with related real estate transactions, the "Current Acquisitions") and gives effect to the Current Acquisitions as if each had occurred as of June 30, 1997. The following Unaudited Pro Forma Condensed Consolidated Statements of Operations for the six months ended June 30, 1997 and for the year ended December 31, 1996 give effect to the Current Acquisitions and to the acquisition of Safesite (together with related real estate transactions, the "Previous Acquisition") as if each had occurred as of January 1, 1996. However, the aforementioned statements of operations do not include results of operations prior to the date of acquisition, or pro forma adjustments, for acquisitions completed by HIMSCORP in 1996 and 1997. Pro Forma adjustments are described in the accompanying notes.

The Unaudited Pro Forma Condensed Consolidated Statements of Operations are not necessarily indicative of the actual results of operations that would have been reported had the Current Acquisitions and the Previous Acquisition been consummated as of January 1, 1996, nor do they purport to indicate the results of future operations of the Registrant. Furthermore, the pro forma results do not give effect to all cost savings or incremental costs which may occur as a result of the integration and consolidation of the Current Acquisitions and the Previous Acquisition. In the opinion of management, all adjustments necessary to present fairly such pro forma financial statements have been made.

All of the acquisitions and related real estate transactions have been accounted for using the purchase method of accounting.

                           Iron Mountain Incorporated
            Unaudited Pro Forma Condensed Consolidated Balance Sheet
                                  June 30, 1997


                                 (In Thousands)


                                                         Historical                                                        Pro Forma
                                                           Iron                                                               Iron
                                                         Mountain    HIMSCORP   Allegiance   FileSafe   Adjustments         Mountain
                                                         --------    --------   ----------   --------   -----------         --------
Assets

Current Assets                                          $  39,525   $   8,154   $   1,541   $   3,215   $  (5,112)(A)(C)   $  47,323
Property, Plant and Equipment, net                        140,396       3,826         480       5,445       7,641 (D)        157,788
Goodwill, net                                             193,114      27,662          --          --     105,112 (E)        325,888
Other Long-term Assets                                     22,612       1,026          60          84      (1,025)(B)         22,757
                                                        ---------   ---------   ---------   ---------   ---------          ---------
  Total Assets                                          $ 395,647   $  40,668   $   2,081   $   8,744   $ 106,616          $ 553,756
                                                        =========   =========   =========   =========   =========          =========

Liabilities, Stockholders' and Partners' Equity

Current Liabilities                                     $  32,156   $   5,520   $     415   $   1,520   $  (2,079)(F)(G)   $  37,532
Long-term Debt, net of Current Portion                    241,592      27,909          --       3,133      74,926 (H)        347,560
Deferred Rent                                               8,216          --         100          --          --              8,316
Deferred Income Taxes                                       2,693         446           3          --          --              3,142
Other Long-term Liabilities                                 6,568          --          --          --          --              6,568
Stockholders' and Partners' Equity                        104,422       6,793       1,563       4,091      33,769 (I)(J)     150,638
                                                        ---------   ---------   ---------   ---------   ---------          ---------
  Total Liabilities, Stockholders' and
  Partners' Equity                                      $ 395,647   $  40,668   $   2,081   $   8,744   $ 106,616          $ 553,756
                                                        =========   =========   =========   =========   =========          =========


The accompanying notes are an integral part of these pro forma financial statements.

                           Iron Mountain Incorporated
       Unaudited Pro Forma Condensed Consolidated Statement of Operations
                     For the Six Months Ended June 30, 1997


                      (In Thousands, Except Per Share Data)


                                           Historical                                 Pro Forma
                                             Iron                                  for the Previous
                                           Mountain      Safesite    Adjustments     Acquisition    HIMSCORP
                                           --------      --------    -----------     ------------   -------
Revenues:
  Storage                                  $  53,810    $   4,198    $      --       $  58,008    $  10,747
  Service and Storage Material Sales          34,929        6,034           --          40,963        2,325
                                           ---------    ---------    ---------       ---------    ---------
    Total Revenues                            88,739       10,232           --          98,971       13,072

Operating Expenses:
  Cost of Sales (Excluding Depreciation)      45,872        5,111         (187)(K)      50,796        6,544
  Selling, General and Administrative         21,503        4,460           --          25,963        2,631
  Depreciation and Amortization               11,965          397          716 (L)      13,078        1,122
                                           ---------    ---------    ---------       ---------    ---------
    Total Operating Expenses                  79,340        9,968          529          89,837       10,297
                                           ---------    ---------    ---------       ---------    ---------

Operating Income                               9,399          264         (529)          9,134        2,775
Interest (Income) Expense                     11,080           26          596 (M)      11,702        1,143
                                           ---------    ---------    ---------       ---------    ---------
Income (Loss) Before Provision (Benefit)
  for Income Taxes                            (1,681)         238       (1,125)         (2,568)       1,632
Provision (Benefit) for Income Taxes            (196)          77          156 (N)          37          676
                                           ---------    ---------    ---------       ---------    ---------
Net Income (Loss)                          $  (1,485)   $     161    $  (1,281)      $  (2,605)   $     956
                                           =========    =========    =========       =========    =========

Net Loss per Common Share                  $   (0.14)
                                           =========
Weighted Average Common and Common
  Equivalent Shares Outstanding               10,326                     1,584 (O)
                                           =========                  =========


                                                                                    Pro Forma
                                                                                       Iron
                                           Allegiance    FileSafe    Adjustments     Mountain
                                           ----------    --------    -----------     --------

Revenues:
  Storage                                  $   1,073    $   3,548    $     --        $  73,376
  Service and Storage Material Sales             773        2,218          --           46,279
                                           ---------    ---------    ---------       ---------
    Total Revenues                             1,846        5,766          --          119,655

Operating Expenses:
  Cost of Sales (Excluding Depreciation)         915        2,234          --           60,489
  Selling, General and Administrative            362          793          --           29,749
  Depreciation and Amortization                   93          205        1,374 (L)      15,872
                                           ---------    ---------    ---------       ---------
    Total Operating Expenses                   1,370        3,232        1,374         106,110
                                           ---------    ---------    ---------       ---------

Operating Income                                 476        2,534       (1,374)         13,545
Interest (Income) Expense                        (22)         111        2,822 (M)      15,756
                                           ---------    ---------    ---------       ---------
Income (Loss) Before Provision (Benefit)
  for Income Taxes                               498        2,423       (4,196)         (2,211)
Provision (Benefit) for Income Taxes              16           --          (20)(N)         709
                                           ---------    ---------    ---------       ---------
Net Income (Loss)                           $    482    $   2,423    $  (4,176)      $  (2,920)
                                           =========    =========    =========       =========

Net Loss per Common Share                                                            $   (0.22)
                                                                                     =========
Weighted Average Common and Common
  Equivalent Shares Outstanding                                          1,202 (O)      13,112
                                                                     =========       =========


The accompanying notes are an integral part of these pro forma financial statements.

                           Iron Mountain Incorporated
       Unaudited Pro Forma Condensed Consolidated Statement of Operations
                      For the Year Ended December 31, 1996


                      (In Thousands, Except Per Share Data)

                                               Historical                                               Pro Forma
                                                  Iron                                               for the Previous
                                                Mountain           Safesite      Adjustments           Acquisition      HIMSCORP
                                                --------           --------      -----------           -----------      --------
Revenues:
     Storage                                  $ 85,826            $ 8,300       $       -              $  94,126        $ 14,067
     Service and Storage Material Sales         52,892             10,709               -                 63,601           1,585
                                              --------           --------       ---------              ---------        --------
              Total Revenues                   138,718             19,009               -                157,727          15,652

Operating Expenses:
     Cost of Sales (Excluding Depreciation)     70,747              9,464            (435) (P)            79,776           7,860
     Selling, General and Administrative        34,342              7,587               -                 41,929           3,207
     Depreciation and Amortization              16,936                799           1,686  (Q)            19,421           1,475
                                              --------           --------       ---------              ---------        --------
              Total Operating Expenses         122,025             17,850           1,251                141,126          12,542

Operating Income                                16,693              1,159          (1,251)                16,601           3,110
Interest (Income) Expense                       14,901                 34           1,378  (R)            16,313           1,278
                                              --------           --------       ---------              ---------        --------
Income (Loss) Before Provision (Benefit)
     for Income Taxes                            1,792              1,125          (2,629)                   288           1,832
Provision (Benefit) for Income Taxes             1,435                125              93  (S)             1,653             866
                                              --------           --------       ---------              ---------        --------
Income (Loss) Before Extraordinary Charge     $    357            $ 1,000       $  (2,722)             $  (1,365)          $ 966
                                              ========           ========       =========              =========        ========

Income (Loss) Before Extraordinary Charge
     per Common and Common
     Equivalent Share                         $   0.04
                                              ========
Weighted Average Common and Common
     Equivalent Shares Outstanding              10,137                             1,562  (T)(U)
                                              ========                          ========





                                                                                                       Pro Forma
                                                                                                          Iron
                                                Allegiance        FileSafe      Adjustments             Mountain
                                                ----------        --------      -----------             --------

Revenues:
     Storage                                   $ 2,008            $ 6,662       $       -              $ 116,863
     Service and Storage Material Sales          1,395              4,147               -                 70,728
                                              --------           --------       ---------              ---------
              Total Revenues                     3,403             10,809               -                187,591

Operating Expenses:
     Cost of Sales (Excluding Depreciation)      1,610              4,207               -                 93,453
     Selling, General and Administrative           749              2,269               -                 48,154
     Depreciation and Amortization                 202                565           3,517  (Q)            25,180
                                              --------           --------       ---------              ---------
              Total Operating Expenses           2,561              7,041           3,517                166,787

Operating Income                                   842              3,768          (3,517)                20,804
Interest (Income) Expense                           (6)               249           6,568  (R)            24,402
Income (Loss) Before Provision (Benefit)      --------           --------       ---------              ---------
     for Income Taxes                              848              3,519         (10,085)                (3,598)
Provision (Benefit) for Income Taxes                 6                  -          (1,364) (S)             1,161
                                              --------           --------       ---------              ---------
Income (Loss) Before Extraordinary Charge        $ 842            $ 3,519       $  (8,721)             $  (4,759)
                                              ========           ========       =========              =========

Income (Loss) Before Extraordinary Charge
     per Common and Common
     Equivalent Share                                                                                  $   (0.37)
                                                                                                       =========
Weighted Average Common and Common
     Equivalent Shares Outstanding                                                  1,202  (T)            12,901
                                                                                =========              =========





The accompanying notes are an integral part of these pro forma financial statements.

                           IRON MOUNTAIN INCORPORATED
    NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                 (In Thousands)


(1)      Purchase Price Allocation

The purchase price of the Current Acquisitions has been allocated to the acquired assets and liabilities based upon their estimated fair values. Any excess has been allocated to goodwill. The amortization of approximately $70 million and $8 million of goodwill associated with HIMSCORP and Allegiance, respectively, will be nondeductible for income tax purposes.

                                                 HIMSCORP      Allegiance    FileSafe       Total
                                                 --------      ----------    --------      ---------

Purchase Price:
       Cash Paid                                 $   25,164    $    8,777  $   $41,374     $   75,315
       Assumption of Long-term Debt                  27,430             -        3,223         30,653
       Fair Value of Common
       Stock Issued                                  46,216             -            -         46,216
                                             ---------------  ------------  -----------  -------------
                  Total Purchase Price
                                                 $   98,810    $    8,777   $   44,597     $  152,184
                                             ---------------  ------------  -----------  -------------


Allocation of Purchase Price:
       Current Assets                            $    4,715    $      686   $    2,397     $    7,798
       Property, Plant and Equipment                  3,826           480       13,086         17,392
       Acquired Goodwill                             27,662             -            -         27,662
       Other Long-term Assets                             1            60           84            145
       Current Liabilities                           (3,433)         (416)      (1,527)        (5,376)
       Deferred Rent                                      -          (100)           -           (100)
       Deferred Income Taxes                           (446)           (3)           -           (449)
                                             ---------------  ------------  -----------  -------------

       Fair Value of Net Assets
         Acquired                                $   32,325    $      707   $    14,040    $    47,072
                                             ---------------  ------------  -----------  -------------

       Goodwill                                  $   66,485    $    8,070   $    30,557    $   105,112
                                             ===============  ============  ===========  =============

                           IRON MOUNTAIN INCORPORATED
    NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                 (In Thousands)

(2)      Pro Forma Balance Sheet Adjustments

         The pro forma adjustments to the Condensed Consolidated Balance Sheet as of June 30, 1997 consist of the following:

                                                                                HIMSCORP     Allegiance   FileSafe   Total
                                                                                --------     ----------   --------   -----
(A)   To reverse current assets of acquired companies not purchased          $   (3,639)    $   (855)     $ (818)    $(5,312)


(B)   To reverse other long-term assets of acquired companies not
      purchased                                                                  (1,025)           -           -      (1,025)

(C)   To record estimated fair value of current assets of acquired
      companies                                                                     200            -           -         200

(D)   To record estimated fair value of property, plant and equipment of
      acquired companies                                                              -            -       7,641       7,641

(E)   To record increase in goodwill equal to the excess of purchase
      price over fair value of net assets acquired                               66,485        8,070      30,557     105,112

(F)   To reverse current liabilities of acquired companies not assumed           (2,587)           -        (232)     (2,819)

(G)   To record purchase reserves                                                   500            -         240         740

(H)   To record additional debt to finance acquisitions                          24,685        8,777      41,464      74,926

(I)   To reverse equity of acquired companies not assumed                        (6,793)      (1,563)     (4,091)    (12,447)

(J)   To record equity used to finance acquisitions                              46,216            -           -      46,216


                           IRON MOUNTAIN INCORPORATED
    NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                 (In Thousands)

(3)       Pro Forma Statements of Operations Adjustments

         The pro forma adjustments to the Condensed Consolidated Statement of Operations for the Six Months Ended June 30, 1997 consist of the following:

                                                                                           Current Acquisitions
                                                                                 --------------------------------------
                                                                                                                          Total
                                                                       Safesite    HIMSCORP   Allegiance   FileSafe      Current
                                                                       --------    ---------   ----------   --------    Acquisitions
                                                                                                                       ------------
(K) To eliminate rent expense to reflect the purchase of
    facilities previously leased                                        $ (187)     $    -      $    -    $    -       $     -

(L) To reflect additional depreciation expense based on the fair value of the assets acquired and the remaining estimated useful lives
    and the amortization of goodwill                                       716         695        118        561         1,374

(M) To reverse interest expense on retired debt and to record interest expense on the additional debt incurred to finance the
    acquisition                                                            596         879        359      1,584         2,822

(N) To adjust the provision for income taxes to a 40% rate on pro forma income before nondeductible goodwill
    amortization                                                        $  156      $ (187)     $  56     $  111       $   (20)

(O) To adjust pro forma weighted average common and common
    equivalent shares outstanding as if the acquistions had
    occurred on January 1, 1996                                          1,584        1,202          -         -         1,202


         The pro forma adjustments to the Condensed Consolidated Statement of Operations for the Year Ended December 31, 1996 consist of the following:

                                                                                                Current Acquisitions
                                                                                  ------------------------------------------
                                                                                                                            Total
                                                                                                                           Current
                                                                          Safesite   HIMSCORP   Allegiance    FileSafe  Acquisitions
                                                                          --------   --------   ----------    --------  ------------
(P) To eliminate rent expense to reflect the purchase of
    facilities previously leased by Safesite                            $   (435)     $     -     $     -    $     -    $      -

(Q) To reflect additional depreciation expense based on the fair value of the assets acquired and the remaining estimated useful lives
    and the amortization of goodwill                                       1,686         2,159         236      1,122       3,517

(R) To reverse interest expense on retired debt and to record interest
    expense on the additional debt incurred to finance the acquisition     1,378         2,726         681      3,161       6,568

(S) To adjust the provision for income taxes to a 40% rate on pro forma income before nondeductible goodwill
    amortization                                                        $     93      $ (1,154)   $     95   $   (305)   $ (1,364)

(T) To adjust pro forma weighted average common and common
    equivalent shares outstanding as if the acquistions had occurred
    on January 1, 1996                                                     1,770         1,202           -          -       1,202

(U) To reverse common  equivalent shares due to pro forma
    loss                                                                    (208)            -           -          -           -

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                      IRON MOUNTAIN INCORPORATED
                                      --------------------------
                                      (Registrant)





November 10, 1997                     By: /s/ Jean A. Bua
-----------------                         -----------------------
   (date)                             Jean A. Bua
                                      Vice President and Corporate Controller
                                      (Principal Accounting Officer)